As filed with the Securities and Exchange Commission on September 16, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TOKAI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-1000967
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Broadway, 14th floor

Cambridge, MA 02142

(617) 225-4305

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jodie P. Morrison

President and Chief Executive Officer

Tokai Pharmaceuticals, Inc.

One Broadway, 14th floor

Cambridge, MA 02142

(617) 225-4305

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Falber, Esq. Glenn J. Luinenburg, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Mitchell S. Bloom, Esq. Lawrence S. Wittenberg, Esq. Goodwin Procter LLP Exchange Place 53 State Street Boston, Massachusetts 02109 (617) 570-1000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-198052

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,242,000	$15.00	$18,630,000	$2,400

(1)	Includes 186,300 shares of common stock the underwriters have the option to purchase.
(2)	Estimated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, solely on the basis of $15.00 per share, the price to the public set forth on the cover page of the Registrant’s prospectus dated September 16, 2014 relating to its initial public offering pursuant to a Registration Statement on Form S-1 (File No. 333-198052) filed by the Registrant.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, $0.001 par value per share, of Tokai Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, representing an increase in the maximum aggregate offering price of $18,630,000.00. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-198052), which was declared effective by the Securities and Exchange Commission on September 16, 2014, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 16th day of September, 2014.

TOKAI PHARMACEUTICALS, INC.

By:	/s/ Jodie P. Morrison
Jodie P. Morrison President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jodie P. Morrison Jodie P. Morrison	President and Chief Executive Officer (Principal Executive Officer)	September 16, 2014

/s/ Lee H. Kalowski Lee H. Kalowski	Chief Financial Officer (Principal Financial and Accounting Officer)	September 16, 2014

* Seth L. Harrison	Chairman	September 16, 2014

* Timothy J. Barberich	Director	September 16, 2014

* David A. Kessler	Director	September 16, 2014

* Joseph A. Yanchik, III	Director	September 16, 2014

*By:	/s/ Jodie P. Morrison
Jodie P. Morrison Attorney-in-Fact

II-1

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198052) filed with the Commission on September 2, 2014.